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                                                                   EXHIBIT 10.24





                            ASSET PURCHASE AGREEMENT



                               WOMEN.COM NETWORKS,

                           WILD WILD WEB, INCORPORATED

                                       AND

                    RAYMOND B. KROPP, M.D. AND VICTORIA KROPP



                                  APRIL 2, 1998



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                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT is entered into as of April 2, 1998, by and among: WILD WILD WEB, INCORPORATED, a California corporation ("SELLER"); RAYMOND B. KROPP, M.D., and VICTORIA P. KROPP (each a "SHAREHOLDER" and collectively, the "SHAREHOLDERS"); and WOMEN.COM NETWORKS, a California corporation ("PURCHASER"). Certain capitalized terms used in this Agreement are defined on Exhibit A.


                                    RECITALS

        A. Shareholders own shares of capital stock of Seller and are members of the Board of Directors of the Seller.

        B. Shareholders and Seller wish to provide for the sale of substantially all of the assets of Seller to Purchaser on the terms set forth in this Agreement (the "Acquisition"), with the expectation that Purchaser will use such assets to carry on a business substantially similar to the business currently being conducted by Seller.

        C. The Acquisition is intended to qualify as a tax-free reorganization within the provisions of Section 368 of the Internal Revenue Code of 1986, as it may be amended from time to time.

                                    AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. SALE OF ASSETS; RELATED TRANSACTIONS.

        1.1 SALE OF ASSETS.

               (a) Contemporaneously with the execution and delivery of this Agreement, Shareholders and Seller shall cause to be sold, assigned, transferred, conveyed and delivered to Purchaser, and Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser, good, valid and marketable title to the Purchased Assets (as defined below), free and clear of all Encumbrances, on the terms set forth in this Agreement.

               (b) As used in this Agreement, "PURCHASED ASSETS" shall mean and include: (a) all of the properties, rights, interests and other tangible and intangible assets of Seller; and (b) any other assets that are owned by Shareholders that are needed for the conduct of, or have been used in connection with, the business of Seller, excluding the trademark "ask Tori, RN".

        1.2 PURCHASE PRICE. As consideration for the sale of the Purchased Assets to Purchaser, contemporaneously with the execution and delivery of this Agreement, Purchaser shall: (a) issue to Seller an aggregate of five hundred seventy-three thousand seven hundred fifty (573,750) shares of the Purchaser's Common Stock (the "COMMON SHARES"); (b) retain one



                                       1.
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hundred one thousand two hundred fifty (101,250) Common Shares in escrow; and
(c) assume the assumed liabilities set forth on Exhibit B (the "ASSUMED LIABILITIES").

        1.3 ESCROW. Contemporaneously with the execution and delivery of this Agreement, Purchaser will maintain one hundred one thousand two hundred fifty (101,250) Common Shares (the "ESCROW ACCOUNT") pursuant to the terms of the Escrow Agreement of even date herewith. The Escrow Account will be released on the terms and conditions as more fully described in the Escrow Agreement.

        1.4 INSTRUMENTS OF ASSIGNMENT. The sale, assignment, conveyance and transfer of the Purchased Assets to Purchaser shall be effected by Seller's execution and delivery of all such bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of transfer and conveyance as shall be necessary to vest in Purchaser all right, title and interest of Seller in and to the Purchased Assets, free and clear of all Encumbrances.

        1.5 ASSUMPTION OF LIABILITIES. The parties agree that Purchaser shall be obligated to assume and to pay, perform and otherwise discharge only the Assumed Liabilities set forth on Exhibit B and that no other liabilities of Seller are assumed by Purchaser hereunder. Purchaser is not assuming and shall not take any Purchased Assets subject to, and Seller shall retain and be solely responsible and liable for, any and all Encumbrances, claims, damages, demands, obligations, debts and liabilities of Seller or any other person of any nature whatsoever, whenever arising, whether absolute, accrued or contingent, and whether known or unknown, except that Purchaser shall assume and agree to perform and discharge only those liabilities and obligations of Seller set forth on Exhibit B.

        1.6 EXECUTORY CONTRACTS. Seller shall assign the Seller Contracts identified on Exhibit C to Purchaser. Purchaser shall assume no liability under any Seller Contract not identified on Exhibit C. Seller shall deliver all necessary consents to permit the assumption and assignment by Seller to Purchaser of each Seller Contract identified on Exhibit C.

        1.7 SALES TAXES. Seller shall bear and pay all sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the purchase of the Purchased Assets from Seller or in connection with any of the Transactions.

        1.8 CLOSING.

               (a) The closing of the Acquisition (the "CLOSING") is taking place contemporaneously with the execution and delivery of this Agreement at the offices of Cooley Godward LLP at 3000 Sand Hill Road, Building 3, Suite 230, Menlo Park, California 94025 on April 2, 1998 (the "CLOSING DATE").

               (b) At the Closing, Purchaser shall deliver to Seller a stock certificate representing five hundred seventy-three thousand seven hundred fifty (573,750) Common Shares.



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        1.9 OTHER AGREEMENTS AND TRANSACTIONS. Contemporaneously with the execution and delivery of this Agreement:

               (a) Victoria P. Kropp and Purchaser are entering into an Employment Agreement of even date herewith;

               (b) Victoria P. Kropp, and Raymond B. Kropp, M.D. are each executing and delivering to Purchaser a Noncompetition Agreement of even date herewith;

               (c) Victoria P. Kropp and Purchaser are entering into a Trademark License Agreement of even date herewith;

               (d) Seller and Purchaser are entering into an Escrow Agreement of even date herewith;

               (e) Each holder of capital stock of the Seller is executing and delivering to Purchaser an Investment Representation Certificate; and

               (f) Shareholders and Seller are causing to be executed and delivered to Purchaser estoppel certificates with respect to various contractual obligations of Seller and evidence that any notices or filings required to have been given to or made with Governmental Bodies in connection with the Transactions have been given and made and that all Consents required to have been obtained in connection with the Transactions have been obtained.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND SELLER.

        Seller and the Shareholders jointly and severally represent and warrant, to and for the benefit of the Indemnitees, except as set forth in the Seller Disclosure Schedule, as follows:

        2.1 DUE ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction.

        2.2 CAPITALIZATION. The authorized capital stock of the Company immediately prior to the Closing will consist of ten million (10,000,000) shares of Common Stock, no par value per share, eight hundred seventy six thousand forty one (876,041) shares of which are issued and outstanding. Except as set forth in Part 2.2 of the Seller Disclosure Schedule, there is no: (a) outstanding option, warrant or other right to acquire any shares of the capital stock or other securities of Seller; (b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Seller; or (c) contract under which Seller is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

        2.3 FINANCIAL STATEMENTS. The Shareholders and Seller have delivered to Purchaser the following financial statements and notes (collectively, the "SELLER FINANCIAL STATEMENTS"): the balance sheets of Seller as of December 31, 1997, January 31, 1998 and February 28, 1998, and the related statements of income and retained earnings and cash flows for the year, one (1)



                                       3.
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month and two (2) months then ended, together with the notes thereto. The Seller
Financial Statements are accurate and complete in all material respects and present fairly the financial position of Seller as of the dates thereof and the results of operations and cash flows of Seller for the periods covered thereby. The Seller Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

        2.4 ABSENCE OF CHANGES. Except as set forth in Part 2.4 of the Seller Disclosure Schedule, since February 28, 1998: (a) there has not been any material adverse change in, and no event has occurred that might have a material adverse effect on, the business, condition, assets, liabilities, operations, financial performance, net income or prospects of Seller; (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the assets of Seller; (c) Seller has not made any capital expenditure, purchased or otherwise acquired, sold or otherwise transferred, or leased or licensed, any asset to any other Person; (d) Seller has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and (e) Seller has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses "(c)" and "(d)" above.

        2.5 TITLE TO ASSETS. Seller owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (a) all assets reflected on the balance sheet dated February 28, 1998; (b) all assets acquired by Seller since February 28, 1998; (c) all rights of Seller under Seller Contracts; and (d) all other assets reflected in the books and records of Seller as being owned by Seller. Except as set forth in Part 2.5 of the Seller Disclosure Schedule, all of said assets are owned by Seller free and clear of any Encumbrances. The Purchased Assets collectively constitute all of the properties, rights, interests and other tangible and intangible assets necessary to enable Seller to conduct its business in the manner in which such business is currently being conducted.

        2.6 PROPRIETARY ASSETS. Except as set forth in Part 2.6 of the Seller Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to Seller or that is otherwise used or useful in connection with the business of Seller. The Proprietary Assets identified in Part 2.6 of the Seller Disclosure Schedule constitute all of the Proprietary Assets necessary to enable Seller to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted. Seller is not infringing or making any unlawful use of, and Seller has not at any time infringed or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement or unlawful use of, any Proprietary Asset owned or used by any other Person.

        2.7 CONTRACTS. Exhibit C identifies each Seller Contract, each of which is valid and in full force and effect. To Seller's knowledge, no Person has violated or breached, or declared or committed any default under, any Seller Contract, and Seller has not received any notice or other communication regarding any actual, alleged, possible or potential violation or breach of, default under, or proposed termination of, any Seller Contract. The Seller Contracts identified in Exhibit C collectively constitute all of the Seller Contracts necessary to enable Seller to conduct its business in the manner in which such business is currently being conducted.



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        2.8 LIABILITIES. Except as set forth in Part 2.8 of the Seller
Disclosure Schedule, Seller has no Liabilities, except for: (a) liabilities identified as such in the "liabilities" columns of the February 28, 1998 balance sheet; (b) accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by Seller in bona fide transactions entered into in the Ordinary Course of Business since February 28, 1998; and (c) obligations under the Seller Contracts listed in Exhibit C.

        2.9 COMPLIANCE WITH LEGAL REQUIREMENTS. Seller is, and has at all times been, in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement, and Seller has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement.

        2.10 GOVERNMENTAL AUTHORIZATIONS. The Governmental Authorizations held by Seller, if any, are identified in Part 2.10 of the Seller Disclosure Schedule are valid, in full force and effect and constitute all of the Governmental Authorizations necessary to enable Seller to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted by Purchaser. Seller is and has at all times been in full compliance with all of the terms and requirements of each such Governmental Authorization, and no event has occurred that might (with or without notice or lapse of time) result in a violation of any requirement of any such Governmental Authorization, or result in the termination or modification of any such Governmental Authorization.

        2.11 TAX MATTERS. Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by Seller has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by Seller has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body. Except as set forth in Part 2.11 of the Seller Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to Seller in respect of any Tax.

        2.12 EMPLOYEE MATTERS. Part 2.12 of the Seller Disclosure Schedule lists the name, title and annual compensation of each current employee of Seller. Part
2.12 of the Seller Disclosure Schedule accurately identifies each former employee of Seller receiving or scheduled to receive (or whose dependent is receiving or is scheduled to receive) any benefits from Seller, and accurately describes such benefits. Seller is not a party to or bound by any employment agreement, union contract, collective bargaining agreement or similar Contract, and the employment of each employee of Seller is terminable by Seller at will.

        2.13 BENEFIT PLANS. Part 2.13 of the Seller Disclosure Schedule identifies and provides an accurate and complete description of each Seller Plan. Seller has caused to be delivered to Purchaser accurate and complete copies of all documents relating to each Seller Plan. Each Seller Plan is being and has at all times been operated and administered in full compliance with



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the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Seller Plan has been duly accrued and made on a timely basis. Each Seller Plan has at all times complied and been operated and administered in full compliance with all applicable Legal Requirements.

        2.14 INSURANCE. Seller has delivered to Purchaser accurate and complete copies of all of the insurance policies maintained by or at the expense of, or for the direct or indirect benefit of, (including all renewals thereof and endorsements thereto) of Seller. Each of such policies is valid, enforceable and in full force and effect. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis.

        2.15 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.15 of the Seller Disclosure Schedule: (a) no Related Party has any direct or indirect interest of any nature in any of the assets of Seller; (b) no Related Party is indebted to Seller; (c) no Related Party has entered into, or has had any financial interest in, any Contract, transaction or business dealing involving Seller; (d) no Related Party has any claim or right against Seller; and (e) no event has occurred that might (with or without notice or lapse of time) give rise to or serve as a basis for any claim or right in favor of any Related Party against Seller.

        2.16 PROCEEDINGS; ORDERS. There is no pending Proceeding and no Person has threatened to commence any Proceeding that involves Seller or that otherwise relates to or might affect the business of Seller or any of the Purchased Assets (whether or not Seller is named as a party thereto), and no event has occurred that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. There is no Order to which Seller, or any of the assets owned or used by Seller, is subject; and no Shareholder nor any other Related Party is subject to any Order that relates to Seller's business or to any of the assets of Seller. There is no proposed Order that, if issued or otherwise put into effect, may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of Seller or on the ability of the Shareholders or Seller to effect the Transactions.

        2.17 AUTHORITY; BINDING NATURE OF AGREEMENTS. Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under the Transactional Agreements it is a party thereto; and the execution, delivery and performance by Seller of the Transactional Agreements it is a party thereto has been duly authorized by all necessary action on the part of Seller and its shareholders, board of directors and officers. The Transactional Agreements that the Seller is a party thereto constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms. Each Shareholder has the absolute and unrestricted right, power and capacity to enter into and to perform his or her obligations under the Transactional Agreements he or she is a party thereto. The Transactional Agreements that each Shareholder is a party thereto constitute the legal, valid and binding obligations of each such Shareholder, enforceable against him or her in accordance with their terms.



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        2.18 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time): (a) give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is to be included in the Purchased Assets; (b) give any Person the right to (i) declare a default or exercise any remedy under any Seller Contract, (ii) accelerate the maturity or performance of any Seller Contract, or (iii) cancel, terminate or modify any Seller Contract; (c) give any Person the right to declare a default under any Contract to which any Shareholder is a party or by which any Shareholder is bound; or (d) result in the imposition or creation of any Encumbrance upon any of the Purchased Assets. Except as set forth in Part
2.18 of the Disclosure Schedule, neither the Seller nor any Shareholder was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

        2.19 BROKERS. Neither Seller nor either Shareholder has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions. Seller has retained the consulting services of Monib Khademi in connection with the Transactions and has agreed to pay a fee for such services.

        2.20 SHAREHOLDERS. Neither Shareholder has ever (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against such Shareholder, any bankruptcy petition or similar filing or (iii) suffered the attachment or other judicial seizure of such Shareholder's assets. Neither Shareholder is subject to any Order nor bound by any Contract that may have an adverse effect on such Shareholder's ability to comply with any of the Transactional Agreements, and there is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have such effect. To the best of such Shareholder's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding against such Shareholder.

        2.21 FULL DISCLOSURE. None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. There is no fact within the knowledge of the Seller or any Shareholder (other than publicly known facts relating exclusively to political or economic matters of general applicability) that may have an adverse effect on Seller or may have the effect of interfering with any of the Transactions. All of the information regarding Seller and its business, condition, assets, liabilities, operations (including the number of page views and visitors), financial performance, net income and prospects that has been furnished to Purchaser by or on behalf of the Seller or each Shareholder, is accurate and complete in all material respects.



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SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

        Purchaser represents and warrants, to and for the benefit of Seller and the Shareholders, except as set forth in the Purchaser Disclosure Schedule, as follows:

        3.1 AUTHORITY; BINDING NATURE OF AGREEMENTS. Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under the Transactional Agreements, and the execution and delivery of the Transactional Agreements by Purchaser has been duly authorized by all necessary action on the part of Purchaser and its boards of directors. The Transactional Agreements constitute the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their terms.

        3.2 BROKERS. Purchaser has not become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

        3.3 DUE ORGANIZATION. Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of California and has all necessary power and authority under applicable corporate law and its organizational documents to own or lease its properties, to perform the obligations set forth in the Transaction Agreements to which it is a party, and to carry on its business as presently conducted.

        3.4 CAPITALIZATION. The authorized capital stock of the Company, immediately prior to Closing, will consist of fifteen million (15,000,000) shares of Common Stock, seven hundred seventy eight thousand one hundred thirty-three (778,133) shares of which are issued and outstanding and eleven million (11,000,000) shares of Preferred Stock, of which two million seven hundred seven thousand four hundred three (2,707,403) shares are designated Series A Preferred Stock, of which two million six hundred eighty-five thousand one hundred eighty-one (2,685,181) shares are issued and outstanding, of which five hundred seventy-nine thousand four hundred seven (579,407) shares are designated Series B Preferred Stock, all of which are issued and outstanding, of which five million (5,000,000) shares are designated Series C Preferred Stock, three million six hundred twenty-six thousand nine hundred twenty-two (3,626,922) shares of which are issued and outstanding. Except as set forth in
Part 3.4 of the Purchaser Disclosure Schedule, there is no: (a) outstanding option, warrant or other right to acquire any shares of the capital stock or other securities of Purchaser; (b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Purchaser; or (c) contract under which Purchaser is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

        3.5 FINANCIAL STATEMENTS. The Purchaser has delivered to Seller and Shareholders the balance sheet of Purchaser as of December 31, 1997 and the related statement of income for the year then ended (the "PURCHASER FINANCIAL STATEMENTS"). The Purchaser Financial Statements are accurate and complete in all material respects and present fairly the financial position of Purchaser as of the date thereof and the results of operations and cash flows of Purchaser for the period covered thereby. The Purchaser Financial Statements have been



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

prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

        3.6 ABSENCE OF CHANGES. Except as set forth in Part 3.6 of the Purchaser Disclosure Schedule, since December 31, 1997: (a) there has not been any material adverse change in, and no event has occurred that might have a material adverse effect on, the business, condition, assets, liabilities, operations, financial performance, net income or prospects of Purchaser; and (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the assets of Purchaser.

        3.7 FULL DISCLOSURE. None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. There is no fact within the knowledge of the Purchaser (other than publicly known facts relating exclusively to political or economic matters of general applicability) that may have an adverse effect on Purchaser or may have the effect of interfering with any of the Transactions. All of the information regarding Purchaser and its business, condition, assets, liabilities, operations (including the number of pageviews and visitors), financial performance, net income and prospects that has been furnished to Seller by or on behalf of the Purchaser is accurate and complete in all material respects.

        3.8 OFFERING VALID.

               (a) Assuming the accuracy of the representations and warranties of the shareholders of the Seller contained in the Investment Representation Certificates, the offer, sale and issuance of the Common Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Purchaser nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Common Shares to any person or persons so as to bring the sale of such Common Shares by the Purchaser within the registration provisions of the Securities Act or any state securities laws.

               (b) Each certificate representing Common Shares shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."



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SECTION 4. COVENANTS.

        4.1 TAX RETURNS. At least ten days prior to the filing with any Governmental Body (by either Seller or any Shareholder) of any Tax Return relating to or reflecting any of the Transactions, Seller and such Shareholder shall cause a copy of such Tax Return (in the form proposed to be filed) to be delivered to Purchaser for its review. Seller and each Shareholder shall ensure that each such Tax Return is materially accurate and complete and is filed on a timely basis with the appropriate Governmental Body.

        4.2 FURTHER ACTIONS. From and after the Closing Date, Seller and each Shareholder shall cooperate with Purchaser and Purchaser's affiliates and representatives, and shall execute and deliver such documents and take such other actions as Purchaser may reasonably request for the purpose of evidencing the Transactions and putting Purchaser in possession and control of all of the Purchased Assets. Without limiting the generality of the foregoing, from and after the Closing Date, Seller shall promptly remit to Purchaser any funds that are received by Seller under the Seller Contracts identified on Exhibit C. Seller hereby irrevocably authorizes Purchaser to endorse in the name of Seller any check that is made payable to Seller and that represents the payment of any amount due under any such Seller Contract. Seller hereby irrevocably nominates, constitutes and appoints Purchaser as the true and lawful attorney-in-fact of Seller (with full power of substitution) and authorizes Purchaser, in the name of and on behalf of Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action that Purchaser may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Purchased Assets, (ii) defending or compromising any claim or Proceeding relating to any of the Purchased Assets, or (iii) otherwise carrying out or facilitating any of the Transactions. The power of attorney referred to in the preceding sentence is coupled with an interest and shall be irrevocable, and shall survive any liquidation and dissolution of Seller.

        4.3 PUBLICITY. Except with respect to Seller's obligations to its shareholders as contemplated by Section 4.5 hereto, Seller and each Shareholder shall keep strictly confidential, and the Seller and any Shareholder shall not use or disclose to any other Person, any non-public document or other information that relates directly or indirectly to the business of Seller, Purchaser or any affiliate of Purchaser.

        4.4 FIRPTA MATTERS. At the Closing (a) Seller shall deliver to Purchaser a statement (in such form as may be reasonably requested by counsel to Purchaser) conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations, and (b) Seller shall deliver to the Internal Revenue Service the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

        4.5 DISSOLUTION. Seller and the Shareholders agree that, (a) as soon as possible after the Closing Date, Seller shall be liquidated and dissolved, (b) Seller shall not transact any business following the Closing Date except as necessary to wind up its affairs and to be liquidated and dissolved, and (c) Shareholders shall not transfer, encumber or dispose of any stock or other securities of Seller at any time after the Closing Date. Prior to the liquidation and dissolution of Seller, Seller shall pay and fully discharge all of its Liabilities (other than the



                                      10.

Assumed Liabilities), including (i) all Liabilities to its current and former employees, and (ii) all accounts payable and all short-term and long-term indebtedness relating to its business. Following the liquidation and dissolution of Seller, the Shareholders shall remain jointly and severally liable and responsible for all obligations of Seller under this Agreement.

        4.6 FINANCIAL INFORMATION.

               (a) As soon as practicable after the end of each fiscal year of the Purchaser, but no later than ninety (90) days thereafter, prior to (i) the date the Purchaser is acquired or (ii) the effective date of a registration statement filed in connection with the Purchaser's first underwritten public offering of its Common Stock registered under the Securities Act, the Purchaser will furnish each shareholder of the Seller, as determined immediately prior to the Closing Date, a balance sheet of the Purchaser, as at the end of such fiscal year, and a statement of income of the Purchaser, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.

               (b) The Purchaser will furnish each shareholder of the Seller, as determined immediately prior to the Closing Date, as soon as practicable after the end of the first, second and third full quarterly accounting periods immediately following the Closing Date, a balance sheet of the Purchaser as of the end of each such quarterly period, and a statement of income of the Purchaser for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

SECTION 5. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

        The obligations of Purchaser to effect the Closing and otherwise consummate the Acquisition are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        5.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Seller and the Shareholders in this Agreement and in each of the other agreements and instruments delivered to Purchaser in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "MATERIAL ADVERSE EFFECT" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

        5.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Seller and the Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

        5.3 CONSENTS. All Consents required to be obtained in connection with the Agreement and the other Transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.



                                      11.

        5.4 SATISFACTORY COMPLETION OF PRE-ACQUISITION REVIEW. The Purchaser shall have satisfactorily completed its pre-acquisition investigation and review of Seller's business, condition, assets, liabilities, operations, financial performance, net income and prospects and shall be satisfied with the results of that investigation and review.

        5.5 AGREEMENTS AND DOCUMENTS. Purchaser and Seller shall have received the following agreements and documents, each of which shall be in full force and effect:

               (a) An Employment Agreement executed by Purchaser and Victoria P. Kropp;

               (b) Noncompetition Agreements executed by the Shareholders;

               (e) Trademark License Agreement executed by Purchaser and Victoria P. Kropp;

               (d) Escrow Agreement executed by Seller and Purchaser;

               (e) an estoppel certificate, dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Purchaser, executed by [required PARTIES];

               (f) a legal opinion of Greg Bartko, dated as of the Closing Date, in the form of Exhibit D;

               (g) an Investment Representation Certificate executed by each holder of capital stock of the Seller satisfactory in form and content to Purchaser; and

               (h) a Market Stand-Off Letter Agreement executed by each holder of capital stock of the Seller satisfactory in form and content to Purchaser.

        5.6 FIRPTA COMPLIANCE. Seller shall have filed with the Internal Revenue Service the notification referred to in Section 4.4.

        5.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Agreement shall have been issued by any court of competent jurisdiction and which remains in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Agreement that makes consummation of the Agreement illegal.

        5.8 NO PROCEEDINGS. No Person shall have commenced or threatened to commence any Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Agreement or seeking to prohibit or limit the exercise by Purchaser of any material right pertaining to its ownership of the Purchased Assets.



                                      12.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

        The obligations of Seller to effect the Closing and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing of the following conditions:

        6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Purchaser in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "MATERIAL ADVERSE EFFECT" or other materiality qualifications, or any similar qualifications contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing.

        6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Purchaser is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

        6.3 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Agreement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Agreement that makes consummation of the Agreement illegal.

SECTION 7. INDEMNIFICATION, ETC.

        7.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

               (a) The representations, warranties, covenants and obligations of each party to this Agreement shall survive (without limitation): (i) the execution and delivery of this Agreement and the sale of the Purchased Assets to Purchaser; (ii) any subsequent sale or other disposition of any or all of the Purchased Assets by Purchaser; (iii) the liquidation and dissolution of the Seller; and (iv) the death of any Shareholder. All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive until October 2, 1999; provided, however, that if a Claim Notice relating to any representation or warranty is given to the Agent (as defined in Section 7.4) on or prior to October 2, 1999; then, notwithstanding anything to the contrary contained in this Section 7.1(a), such representation or warranty shall not so expire, but rather shall remain in full force and effect until such time as each and every claim (including any indemnification claim asserted by any Indemnitee under Section 7.2) that is based directly or indirectly upon, or that relates directly or indirectly to, any Breach or alleged Breach of such representation or warranty has been fully and finally resolved, either by means of a written settlement agreement executed on behalf of the Agent and Purchaser or by means of a final, non-appealable judgement issued by a court of competent jurisdiction.

               (b) For purposes of this Agreement, a "CLAIM NOTICE" relating to a particular representation, warranty, covenant or obligation shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to Agent or Seller a written notice stating that such Indemnitee believes that there is or has been a possible Breach of such representation, warranty, covenant or obligation and containing (i) a brief description of the circumstances supporting such



                                      13.

Indemnitee's belief that there is or has been such a possible Breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a direct or indirect result of such possible Breach.

               (d) For purposes of this Agreement, each statement or other item of information set forth in the Seller Disclosure Schedule shall be deemed to be a representation and warranty made by Seller and each Shareholder in this Agreement pursuant to Section 2 hereof.

        7.2 INDEMNIFICATION BY SHAREHOLDERS AND SELLER.

               (a) Seller and the Shareholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                      (i) any Breach of any of the representations or warranties made by Seller or any Shareholder in this Agreement or any of the other Transactional Agreements;

                      (ii) any Breach of any representation, warranty, statement, information or provision contained in the Seller Disclosure Schedule or in any other document delivered or otherwise made available to Purchaser or any of its Representatives by or on behalf of Seller or any Shareholder, or any Representative of Seller or any Shareholder;

                      (iii) any Breach of any covenant or obligation of Seller or any Shareholder contained in any of the Transactional Agreements;

                      (iv) any Liability of Seller or of any Related Party (including, but not limited to, any Liability of Seller under that certain Consultant-Client Contract dated as of April 11, 1997, as amended February 14, 1998, between Seller and Monib Khademi), other than the Assumed Liabilities;

                      (v) any Liability (other than the Assumed Liabilities) to which Purchaser or any of the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to any services performed by or on behalf of Seller, or the operation by Seller of its business; or

                      (vi) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," "(iv)," or "(v)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 7).

        7.3 NON-EXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 7 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 7 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver



                                      14.

of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

        7.4 DESIGNATION OF AGENT. Seller hereby designates Victoria P. Kropp as the representative of the Seller's shareholders (the "AGENT") to act on behalf of Seller's shareholders in all matters pertaining to this Agreement. Following the dissolution of Seller as contemplated by Section 4.5, to the extent that any action would be taken or would be required to be taken by Seller pursuant to this Agreement but for said dissolution, the Purchaser or the Seller agree that such action may be taken by the Agent with the same effect as if Seller had taken such action, provided that shareholders holding a majority of the outstanding Capital Stock of Seller shall have approved of the Agent acting in such capacity.

SECTION 8. MISCELLANEOUS PROVISIONS.

        8.1 JOINT AND SEVERAL LIABILITY.

               (a) Each Shareholder agrees that such Shareholder shall be jointly and severally liable with Seller for the due and timely compliance with and performance of each of the covenants and obligations of Seller set forth in the Transactional Agreements. Each Shareholder's obligations and liability under this Agreement and the other Transactional Agreements shall survive such Shareholder's death (and shall be binding upon Shareholder's personal representatives, executors, administrators, estate, heirs and successors) and shall not be limited in any way, except as provided herein.

               (b) Seller agrees that it shall be jointly and severally liable with each Shareholder for the due and timely compliance with and performance of each Shareholder's covenants and obligations set forth in the Transactional Agreements. The obligations and liability of Seller under this Agreement and the other Transactional Agreements shall not be limited in any way, except as provided herein.

        8.2 FEES AND EXPENSES.

               (a) Each party shall bear and pay all fees, costs and expenses (including all legal fees and expenses) that have been incurred or that are in the future incurred by, on behalf of, such party in connection with the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions, and the consummation and performance of the Transactions. The Purchaser shall reimburse on the Closing Date, the reasonable fees of and expenses of counsel for the Seller, not to exceed $7,500, incurred in connection with the negotiation, preparation and review of this Agreement and the other Transactional Agreements.

(b) Subject to the provisions of Section 7 (including the indemnification and other obligations of Seller thereunder), Purchaser shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by or on behalf of Purchaser in connection with the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other



                                      15.

instruments and documents delivered or to be delivered in connection with the Transactions, and the consummation and performance of the Transactions.

        8.3 DISPUTE RESOLUTION. Any claim, controversy or dispute arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof will be submitted by the parties to arbitration by the American Arbitration Association ("AAA") in the County of San Mateo in the State of California under the commercial rules then in effect for AAA. The parties will agree on one (1) arbitrator within thirty (30) days of receipt of the notice of intent to arbitrate. If no arbitrator is appointed within the time herein provided, or any extension of time which is mutually agreed upon, AAA will make such appointment within thirty (30) days of such failure. The award rendered by the arbitrator will include costs of arbitration, reasonable costs for expert and other witnesses, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. Nothing in this Agreement will be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect either party's name, proprietary information, trade secrets, know-how, or any other proprietary rights. Because both parties to this Agreement have been represented by legal counsel, and the parties have had the opportunity to negotiate individual provisions of this Agreement, the arbitrator will not construe any ambiguity that may exist in this Agreement in favor or against either party.

        8.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party on the signature page (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).

        8.5 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        8.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        8.7 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). Seller and each Shareholder irrevocably constitutes and appoints Victoria P. Kropp as its agent to receive service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

        8.8 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST. This Agreement shall be binding upon Seller and its successors and assigns, the Shareholders and the Shareholders' personal representatives, executors, administrators, estate, heirs, successors and assigns, and Purchaser and its successors and assigns. Neither Seller nor any Shareholder shall be permitted to assign any rights or delegate any obligations under this Agreement without Purchaser's prior written



                                      16.

consent, which will not be unreasonably withheld. Purchaser may freely assign its indemnification rights under Section 7. Except for the provisions of Section 7, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns.

        8.9 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Seller and each Shareholder agree that: (a) in the event of any Breach or threatened Breach by Seller or any Shareholder of any covenant, obligation or other provision set forth in this Agreement, Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

        8.10 WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        8.11 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser, Seller and each Shareholder.

        8.12 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        8.13 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

        8.14 NO INTERPRETATION AGAINST DRAFTER. Because the parties hereto have participated in drafting this Agreement, there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.

        8.15 KNOWLEDGE. For purposes of this Agreement, Seller shall be deemed to have "KNOWLEDGE" of a particular fact or other matter if any Representative of Seller has knowledge of such fact or other matter.



                                      17.

        The parties hereto have caused this ASSET PURCHASE AGREEMENT to be executed and delivered as of the date set forth above.

SHAREHOLDERS:                             SELLER:

                                          WILD WILD WEB, INCORPORATED
                                          A CALIFORNIA CORPORATION
/s/ Victoria P. Kropp
-------------------------------------
VICTORIA P. KROPP
                                          By: /s/ Victoria P. Kropp
                                              ----------------------------------
Address: 1018 `E' Street, Suite 200               Victoria P. Kropp, President
         San Rafael, California 94901
         Facsimile: (415) 459-3684        Address: 1018 `E' Street, Suite 200
                                                   San Rafael, California 94901
                                                   Facsimile: (415) 459-3684

/s/ Raymond B. Kropp, M.D.
-------------------------------------
RAYMOND B. KROPP, M.D.                    PURCHASER:

                                          WOMEN.COM NETWORKS,
Address: 1018 `E' Street, Suite 200       A CALIFORNIA CORPORATION
         San Rafael, California 94901
         Facsimile: (415) 459-3684
                                          By: /s/ Marleen R. McDaniel
                                              ----------------------------------
                                                  Marleen McDaniel, President

                                          Address: 1820 Gateway Drive, Suite 100
                                                   San Mateo, California 94404
                                                   Facsimile: (650) 378-6550






                            ASSET PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                 EXHIBITS INDEX


        Exhibit A............Certain Definitions

        Exhibit B............Assumed Liabilities

        Exhibit C............Assumed Seller Contracts

        Exhibit D............Form of Legal Opinion
















                                       i.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        BREACH. There shall be deemed to be a "BREACH" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

        CONSENT. "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "CONTRACT" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

        DAMAGES. "DAMAGES" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee incurred by counsel reasonably acceptable to indemnifying party, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

        EMPLOYEE BENEFIT PLAN. "EMPLOYEE BENEFIT PLAN" shall have the meaning specified in Section 3(3) of ERISA.

        ENCUMBRANCE. "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "ENTITY" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.


                            ASSET PURCHASE AGREEMENT

        GAAP. "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the basis on which the Financial Statements were prepared.

        GOVERNMENTAL AUTHORIZATION. "GOVERNMENTAL AUTHORIZATION" shall mean any permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, or right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "GOVERNMENTAL BODY" shall mean any (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

        INDEMNITEES. "Indemnitees" shall mean Purchaser, Purchaser's current and future affiliates, the respective Representatives of Purchaser, and the respective successors and assigns of any of the foregoing Persons.

        LEGAL REQUIREMENT. "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        LIABILITY. "LIABILITY" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

        MATERIAL ADVERSE EFFECT. "MATERIAL ADVERSE EFFECT" as it applies to Seller or Purchaser means an adverse effect on the business, operations, condition (financial or otherwise), assets or prospects of Seller or Purchaser, respectively, which is material.

        ORDER. "ORDER" shall mean any (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.


                            ASSET PURCHASE AGREEMENT

        ORDINARY COURSE OF BUSINESS. "ORDINARY COURSE OF BUSINESS" shall mean an action taken by or on behalf of a Seller so long as: (a) such action is recurring in nature, is consistent with the past practices of such Seller and is taken in the ordinary course of the normal day-to-day operations of such Seller;
(b) such action is taken in accordance with sound and prudent business practices; (c) such action is not required to be authorized by the stockholders of such Seller, the board of directors of such Seller and does not require any other separate or special authorization of any nature; and (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of similarly situated businesses.

        PERSON. "PERSON" shall mean any individual, Entity or Governmental Body.

        PROCEEDING. "PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

        PROPRIETARY ASSET. "PROPRIETARY ASSET" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know how, customer list, franchise, system, computer software, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

        PURCHASER DISCLOSURE SCHEDULE. "PURCHASER DISCLOSURE SCHEDULE" shall mean the schedule (dated as of the date of the Agreement) delivered to Seller and Shareholders on behalf of Purchaser, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

        RELATED PARTY. Each of the following shall be deemed to be a "RELATED PARTY": (a) each individual (including Shareholder) who is, or who has at any time been, an officer of Seller; (b) each member of the family of each of the individuals referred to in clause "(a)" above; and (c) any Entity (other than Seller) in which any one of the individuals referred to in clauses "(a)" and "(b)" above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

        REPRESENTATIVES. "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        SELLER CONTRACT. "SELLER CONTRACT" shall mean any Contract: (a) to which Seller is a party; (b) by which Seller or any of its assets is or may become bound or under which Seller has, or may become subject to, any obligation; or
(c) under which Seller has or may acquire any right or interest.


                            ASSET PURCHASE AGREEMENT

        SELLER DISCLOSURE SCHEDULE. "SELLER DISCLOSURE SCHEDULE" shall mean the schedule (dated as of the date of the Agreement) delivered to Purchaser on behalf of each Shareholder and Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

        SELLER PLAN. "SELLER PLAN" shall mean any Employee Benefit Plan: (a) that is or was established, adopted, maintained or sponsored by Seller or any ERISA Affiliate; (b) in which Seller participates or has participated; (c) with respect to which Seller or any ERISA Affiliate is, has been or may be required or permitted to make any contribution; or (d) with respect to which Seller or any ERISA Affiliate is or may become subject to any Liability.

        TAX. "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax sharing agreement or similar Contract.

        TAX RETURN. "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        TRANSACTIONAL AGREEMENTS. "TRANSACTIONAL AGREEMENTS" shall mean: (a) the Agreement; (b) the Employment Agreement; (c) the Noncompetition Agreements; (d) the Trademark License Agreement; and (e) the Escrow Agreement.

        TRANSACTIONS. "TRANSACTIONS" shall mean (i) the execution and delivery of the respective Transactional Agreements, and (ii) all of the transactions contemplated by the respective Transactional Agreements, including: (a) the sale of the Purchased Assets by Seller to Purchaser in accordance with the Agreement;
(b) the assumption of the Assumed Liabilities by Purchaser; and (c) the performance by Seller, each Shareholder and Purchaser of their respective obligations under the Transactional Agreements, and the exercise by Seller, each Shareholder and Purchaser of their respective rights under the Transactional Agreements.


                            ASSET PURCHASE AGREEMENT
                                       A-4

                                TABLE OF CONTENTS

                                                                                          PAGE
SECTION 1.    SALE OF ASSETS; RELATED TRANSACTIONS..........................................1

        1.1   Sale of Assets................................................................1

        1.2   Purchase Price................................................................1

        1.3   Escrow........................................................................2

        1.4   Instruments of Assignment.....................................................2

        1.5   Assumption of Liabilities.....................................................2

        1.6   Executory Contracts...........................................................2

        1.7   Sales Taxes...................................................................2

        1.8   Closing.......................................................................2

        1.9   Other Agreements and Transactions.............................................3

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND SELLER.....................3

        2.1   Due Organization..............................................................3

        2.2   Capitalization................................................................3

        2.3   Financial Statements..........................................................3

        2.4   Absence of Changes............................................................4

        2.5   Title to Assets...............................................................4

        2.6   Proprietary Assets............................................................4

        2.7   Contracts.....................................................................4

        2.8   Liabilities...................................................................5

        2.9   Compliance with Legal Requirements............................................5

        2.10  Governmental Authorizations...................................................5

        2.11  Tax Matters...................................................................5

        2.12  Employee Matters..............................................................5

        2.13  Benefit Plans.................................................................6

        2.14  Insurance.....................................................................6

        2.15  Related Party Transactions....................................................6

        2.16  Proceedings; Orders...........................................................6

        2.17  Authority; Binding Nature of Agreements.......................................6


                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
        2.18  Non-Contravention; Consents...................................................7

        2.19  Brokers.......................................................................7

        2.20  Shareholders..................................................................7

        2.21  Full Disclosure...............................................................7

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF PURCHASER...................................8

        3.1   Authority; Binding Nature of Agreements.......................................8

        3.2   Brokers.......................................................................8

        3.3   Due Organization..............................................................8

        3.4   Capitalization................................................................8

        3.5   Financial Statements..........................................................9

        3.6   Absence of Changes............................................................9

        3.7   Full Disclosure...............................................................9

        3.8   Offering Valid................................................................9

SECTION 4.    COVENANTS....................................................................10

        4.1   Tax Returns..................................................................10

        4.2   Further Actions..............................................................10

        4.3   Publicity....................................................................10

        4.4   FIRPTA Matters...............................................................10

        4.5   Dissolution..................................................................11

        4.6   Financial Information........................................................11

SECTION 5.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.............................11

        5.1   Accuracy of Representations..................................................11

        5.2   Performance of Covenants.....................................................12

        5.3   Consents.....................................................................12

        5.4   Satisfactory Completion of Pre-Acquisition Review............................12

        5.5   Agreements and Documents.....................................................12

        5.6   FIRPTA Compliance............................................................12

        5.7   No Restraints................................................................13

        5.8   No Proceedings...............................................................13


                                      ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER...................................13

        6.1   Accuracy of Representations..................................................13

        6.2   Performance of Covenants.....................................................13

        6.3   No Restraints................................................................13

SECTION 7.    INDEMNIFICATION, ETC.........................................................13

        7.1   Survival of Representations And Covenants....................................13

        7.2   Indemnification By Shareholders And Seller...................................14

        7.3   Non-exclusivity of Indemnification Remedies..................................15

        7.4   Designation of Agent.........................................................15

SECTION 8.    MISCELLANEOUS PROVISIONS.....................................................15

        8.1   Joint and Several Liability..................................................15

        8.2   Fees And Expenses............................................................15

        8.3   Dispute Resolution...........................................................16

        8.4   Notices......................................................................16

        8.5   Headings.....................................................................16

        8.6   Counterparts.................................................................17

        8.7   Governing Law................................................................17

        8.8   Successors and Assigns; Parties In Interest..................................17

        8.9   Remedies Cumulative; Specific Performance....................................17

        8.10  Waiver.......................................................................17

        8.11  Amendments...................................................................17

        8.12  Severability.................................................................18

        8.13  Entire Agreement.............................................................18

        8.14  No Interpretation Against Drafter............................................18

        8.15  Knowledge....................................................................18




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